UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2009

LG Holding Corporation
(Exact Name of Registrant as Specified in its Charter)

Colorado	000-53185	20-8025365
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-283-2653

3413 S Ammons Street #22-6
Lakewood, CO 80227
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
PART I
Item 1. Description of Business
Item 2. Management’s Discussion and Analysis or Plan of Operation
Item 3. Description of Property
Item 4. Security Ownership of Certain Beneficial Owners and Management
Item 5. Directors, Executive Officers, Promoters and Control Persons
Item 6. Executive Compensation
Item 7. Certain Relationships and Related Transactions, and Director Independence
Item 8. Description of Securities.
PART II
Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters
Item 2. Legal Proceedings
Item 4. Recent Sales of Unregistered Securities
Item 5. Indemnification of Directors and Officers
PART III
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws;

Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX

2.

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2009, LG Holding Corporation, a Colorado corporation (“LG”), LG Acquisition Corporation, a Colorado corporation and newly-formed wholly-owned subsidiary of LG (“Merger Sub”), and Mikojo Incorporated, a Delaware corporation, (“Mikojo”) entered into a merger agreement (the “Merger Agreement”) whereby Merger Sub merged with and into Mikojo (the “Merger”), with Mikojo remaining as the surviving corporation.  In connection with the Merger, the stockholders of Mikojo exchanged all of their Mikojo stock for a total of 26,000,000 shares of common stock of LG.  Immediately prior to the Merger, certain existing shareholders of LG tendered a total of 29,360,000 shares of LG’s common stock to the company for cancellation, leaving 1,530,600 issued and outstanding LG common shares including 1,000,000 shares of Common Stock which were escrowed pursuant to the promissory notes issued by the Company.  As a result, following the Merger LG had 27,530,600 shares of its common stock issued and outstanding, of which approximately 97% were held by the former shareholders of Mikojo. Following the closing of the Merger, LG’s name will be changed to Mikojo Incorporated

Immediately following the closing of the Merger, the Company entered into an Acquisition Agreement with Allan Reeh, a shareholder of the Company (“Purchaser”), whereby the Company agreed to transfer 100% of its interest in its wholly-owned subsidiary, No Worries Managed Network Services, Inc. (“Sub”) and certain rights owned by the Company (“Rights”) to Purchaser in exchange for Purchaser’s assumption of all liabilities and responsibilities with respect to the Sub and the Rights.  The transfer of the assets was subject to the completion of the Merger.  Included in the assets transferred were all cash and cash equivalents, prepaid expenses, fixed assets and accounts receivable related to the Sub and the Rights and the Purchaser assumed all accounts payable and any other liabilities related to the Sub and the Rights.  Included in the Rights transferred was the right to use the names “LG Holding Corporation” and “No Worries Managed Network Services, Inc.” together with all client agreements, both written and oral.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01, Entry into a Material Definitive Agreement.

Part I

FORWARD-LOOKING STATEMENTS

     Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These forward looking statements include, without limitation, those statements contained in this current report regarding our ability to successfully complete development of our product, the capabilities, performance and competitive advantages of our products following completion of development, our ability to compete and successfully sell our product in our target markets, our future hiring of sufficient numbers and types of qualified employees, any competitive advantage or protection that our intellectual property rights will provide to us and the occurrence and timing of the availability of our product, the establishment of reference sites and initial commercial sales of our product. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis or Plan of Operation” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

3.

Item 1. Description of Business.

Business of Mikojo.

Mikojo Pty. Ltd., an Australian corporation (“Mikojo (Aust)”), was founded in 2007.  In 2008, Mikojo (Australia) launched a federated Internet search engine and has entered into a Search Distribution Agreement (“SDA”) with InfoSpace Europe Limited (“InfoSpace”) wherein InfoSpace has agreed to permit Mikojo (Aust) to incorporate certain search content and services into Mikojo (Aust)’s website.  InfoSpace is a distributor of Google web content and has certain proprietary metasearch technology that combines the top results from the leading search engines (such as Google and YaHoo).  Pursuant to the terms of the SDA, Mikojo (Aust) utilizes this search technology on its Mikojo.com website and has a revenue sharing agreement with respect to advertising revenues which are developed through its website.  InfoSpace has established long-term advertising distribution contracts with various companies, including Google, Inc. and also has strategic advertising partnerships with MicroSoft, Yahoo, LookSmart and others.

On March 17, 2009, Mikojo (Aust) contributed all of its assets, including but not limited to its rights under the SDA, to Mikojo in exchange for the issuance of 12,000,000 newly issued common shares of Mikojo.  Thereafter, Mikojo began generating cash flows pursuant to the terms of the SDA.  Essentially, by indirectly acting as a distributor of advertising links originated by Google, Mikojo is compensated by InfoSpace based on the revenues it receives from Google calculated based on an “clicks” on such advertising generated through the Mikojo website. Mikojo then, in turn, may provide the click to other third party search engines (for example, YaHoo), for which it woulod also receive credit toward the generation of additional revenues.

Mikojo’s only current customer is InfoSpace, which client relationship is governed by the SDA.  The SDA has a three-year term expiring on March 1, 2012 and is exclusive for that period.  Mikojo has negotiated certain similar agreements with YaHoo, Inc., Looksmart, Ltd. and others., however, due to the aforementioned exclusivity agreement with InfoSpace, such other agreements will be utilized only if the agreement with InfoSpace is terminated.

LOBIS, Inc., a Delaware corporation (“LOBIS”), was formed in 2008 for the purpose of acquiring certain assets and patented technology from Computing Services Support Solutions, Inc. (“C3S”).  Pursuant to the terms of an Asset and Patent Purchase Agreement (“LOBIS APA”) with C3S, LOBIS agreed to acquire C3S’ TriggerWare™ Server and Software (which is covered by US Patent No. 6,629,106 B1), subject to the terms and conditions of that agreement. A more detailed description of the TriggerWare™ software is in Management’s Discussion and Analysis or Plan of Operation, below.  On March 17, 2009, LOBIS contributed all of its assets and Mikojo assumed all of LOBIS’ liabilities, including LOBIS’ rights and responsibilities under the LOBIS APA in exchange for the issuance of 12,000,000 newly issued common shares of Mikojo.  Ownership of the patent for the TriggerWare™ technology remains vested in C3S until certain additional payments are made to C3S pursuant to the terms of the LOBIS APA.

Mikojo’s mission is bring together the Internet distribution contracts owned by Mikojo (Aust) and the rights related to the TriggerWare™ technology owned by LOBIS to develop and provide the best possible search engine user experience on the Internet by revolutionizing Internet search and decision-making and providing users with a simple interface to retrieve decision-enabling, semantics-based information in real-time.

4.

Background of Transaction.

Mikojo Incorporated, a Delaware corporation (“Mikojo”) was formed on February 20, 2009 to enter into asset contribution transactions with Mikojo (Aust) and LOBIS.  On March 2, 2009, Mikojo issued 2,000,000 shares of its common stock par value $0.0001 to its founder, Accelerated Venture Partners, LLC for a total consideration of $200.00.  Pursuant to the terms of a Contribution to Controlled Corporation Agreement between Mikojo and Mikojo (Aust) and LOBIS and separate Common Stock Purchase Agreements between Mikojo and Mikojo (Aust) and LOBIS, respectively (all agreements dated as of March 17, 2009), Mikojo (Aust) and LOBIS agreed to contribute all of their assets to Mikojo Incorporated and Mikojo Incorporated agreed to assume all liabilities of Mikojo (Aust) and LOBIS as consideration for the purchase of an aggregate of 24,000,000 common shares of Mikojo (each party received 12,000,000 common shares), with a stated face value of $0.0001 per share.  These shares were then distributed to the shareholders of Mikojo (Aust) and LOBIS, respectively, on a pro-rata basis.  The principal asset contributed by Mikojo (Aust) was its SDA with InfoSpace, Inc.  The principal asset contributed by LOBIS was its rights pursuant to the LOBIS APA (principally its rights relative to the TriggerWare™ Server and Software).  Subsequently, Mikojo engaged Clifton Gunderson LLP, an independent valuation firm, to perform a valuation engagement and provide conclusions of value and a detailed report to assist Mikojo’s management in the determination of the fair value of the assets being contributed by Mikojo (Aust) into Mikojo pursuant to Statement of Financial Accounting Standards No. 141(R), Business Combinations, (“SFAS 141(R)”), and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) as of March 17, 2009.  Mikojo did not cause an independent analysis to be performed with respect to the assets contributed by LOBIS.

Thereafter, pursuant to the terms of the Merger Agreement, on July 20, 2009 Merger Sub merged with and into Mikojo, with Mikojo remaining as the surviving corporation with the stockholders of Mikojo exchanging all of their stock in Mikojo for a total of 26,000,000 shares of common stock of LG.   Immediately prior to the Merger, certain existing shareholders of LG tendered a total of 29,360,500 shares of LG’s common stock to the company for cancellation, leaving 1,530,600 issued and outstanding LG common shares including 1,000,000 shares of Common Stock which were escrowed pursuant to the promissory notes issued by the Company.  As a result, following the Merger, LG had 27,530,600 shares of its common stock issued and outstanding, of which 98% were held by the former shareholders of Mikojo. Following the closing of the Merger, LG’s name will be changed to Mikojo Incorporated  Upon completion of the Merger, we adopted Mikojo’s business plan.

In connection with the merger, Mikojo agreed to pay certain prior shareholders of LG an aggregate of $400,000 for expenses incurred in connection with the merger transaction and cancellation of certain previously outstanding LG shares as detailed above.  In this connection, Mikojo paid a non-refundable fee of $25,000 with the balance due of $375,000 to be paid to such shareholders within 90 days of the closing of the merger and evidenced by a promissory note or notes in favor of such shareholders. Should the $375,000 payment not be made within 120 days of the merger closing, Mikojo agreed to pay a $100,000 penalty increasing the amount due to $475,000. Furthermore if the payment (including penalty) is not paid within 150 days of the merger closing, the noteholder(s) have an option to convert the note(s) pro rata into an aggregate of 1,000,000 shares of the surviving company’s common stock.

Immediately following the closing of the Merger, the Company entered into an Acquisition Agreement with Allan Reeh, a shareholder of the Company (“Purchaser”), whereby the Company agreed to transfer 100% of its interest in its wholly-owned subsidiary, No Worries Managed Network Services, Inc. (“Sub”) and certain rights owned by the Company (“Rights”) to Purchaser in exchange for Purchaser’s assumption of all liabilities and responsibilities with respect to the Sub and the Rights.  The transfer of the assets was subject to the completion of the Merger.  Included in the assets transferred were all cash and cash equivalents, prepaid expenses, fixed assets and accounts receivable related to the Sub and the Rights and the Purchaser assumed all accounts payable and any other liabilities related to the Sub and the Rights.  Included in the Rights transferred were the right to use the name “LG Holding Corporation” and “No Worries Managed Network Services, Inc.” together with all client agreements, both written and oral.

Ultimately, it is Mikojo’s plan to develop the commercialization of its TriggerWare software as a pioneering semantics-based search software vehicle, while continuing to generate cash flow from Internet advertising, as further described herein.

5.

RISK FACTORS

        An investment in our common stock involves a number of risks. You should carefully read and consider the following risks as well as the other information contained in this prospectus, including the financial statements and the notes to those financial statements, before making an investment decision. The realization of any of the risks described below could have a material adverse affect on our business, financial condition, results of operations, cash flows and/or future prospects. The trading price of our common stock could decline due to any of these risks, and you could lose part or all of your investment. The order of these risk factors does not reflect their relative importance or likelihood of occurrence.

Risks Related to Our Business and Industry

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated July 20, 2009, our independent auditors stated that our financial statements for the period ended June 30, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible.

The Company must raise Additional Capital to Carry Out its Business Plan.

The Asset and Patent Purchase Agreement between LOBIS and C3S requires that the purchaser make certain payments in connection with the purchase of the patent relative to the TriggerWare™ software.  The Company must raise additional capital to fund such payments, and if such payments are not funded, the rights to the TriggerWare™ software will revert to C3S.  In addition, the Company will require additional capital resources in order to develop its metadata resources.  Loss of the rights to the TriggerWare™ software or an inability to fund the development of metadata resources will significantly impair the Company’s business plan and could have a significant impact on the Company’s prospects for growth.  There is no guarantee that the Company will be able to access additional capital at rates and on terms which are attractive to the Company, if at all.

We are highly dependent on our ability to finance and place advertising on the Web.

Most of the Company’s revenue to date has been derived from payments by Infospace, Google and YaHoo for our generation of “clicks” on such advertising.  There is a direct relationship between the quantity of advertising we place and the generation of “clicks”.  Without funding for such advertising, our revenues for generation of “clicks” could be adversely affected which would directly affect our operating results.

6.

We have an exclusive relationship with InfoSspace and Google , upon whom we rely very heavily.

At the present time, we are virtually entirely dependent on InfoSpace (and indirectly, Google) for our revenues.  InfoSpace and Google are faced with significant competition from several companies such as Microsoft and YaHoo, which may have a greater ability to attract and retain users than InfoSpace and Google. If Microsoft or Yahoo is successful in providing similar or better web search results or more relevant advertisements, or in leveraging their platforms or products to make their web search or advertising services easier to access, InfoSpace and Google could experience a significant decline in user traffic and revenues. Any such decline could negatively affect our revenues.  In addition, the Company’s relationship with InfoSpace is exclusive, which prevents us from utilizing any other sources of content distribution.  We are therefore dependent on the ability of InfoSpace to maintain its business and operations on a positive basis and for InfoSpace to maintain its relationship with Google.  There are terms and conditions in the SDA pursuant to which InfoSpace could terminate its relationship with the Company and such relationship is terminable by either party at the end of the initial three-year term or at the end of any renewal term upon thirty days written notice.

We face significant competition.

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information on the web and provide them with relevant advertising. Most of our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites.

We face competition across all geographic markets from other Internet companies, including web search providers, Internet access providers, Internet advertising companies, destination web sites, and local information providers, and from traditional media companies.

We face competition from other web search providers, including start-ups as well as developed companies that are enhancing or developing search technologies. We compete with Internet advertising companies, particularly in the areas of pay-for-performance and keyword-targeted Internet advertising. Also, we may compete with companies that sell products and services online because these companies, like us, are trying to attract users to their web sites to search for information about products and services.

In certain markets outside the U.S., other web search, advertising services, and Internet companies have greater brand recognition than InfoSpace, Google or Mikojo,  and more users, and more search traffic than we have. Even in countries where we have a significant user following, we may not be as successful in generating revenue due to slower market development, our inability to provide attractive local advertising services or other factors.

In addition to Internet companies, Internet advertising companies face competition from companies that offer traditional media advertising opportunities. Most large advertisers have fixed advertising budgets, a small portion of which is allocated to Internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

Emergence of Unanticipated Competition from Startups.
It is conceivable that one of several new start-up companies has technology comparable to Mikojo which could pose a threat to the company.  Such company(ies) may be better funded and closer to product roll-out than Mikojo.

7.

A “Major Player” may enter the Semantic Search Market.

Google or another “major player” in the search engine field might enter the semantic search engine market at some point, which would be a significant threat to Mikojo.  Such company(ies) is likely to have resources to create metadata much more rapidly than Mikojo.  If such were to occur, it would be more difficult for Mikojo to create branding around TriggerWare™ and relational queries as the basis for search.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

•	Our ability to continue to attract users to our web sites and satisfy existing users on our web sites.

•	Our ability to monetize (or generate revenue from) traffic on our web.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations, and infrastructure.

•	Our focus on long-term goals over short-term results.

•	The results of our investments in risky projects.

•	Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results. In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as budgeting and buying patterns.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make using the Internet a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web search, online advertising and web based products and services. As a result, we must continue to invest significant resources in research and development in order to enhance our web search technology and our existing products and services and introduce new products and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services. In addition, these new products and services may present new and difficult technology challenges, and we may be subject to claims if users of these offerings experience service disruptions or failures or other quality issues. Our operating results would also suffer if our innovations are not responsive to the needs of our users and advertisers and are not appropriately timed with market opportunities or are not effectively brought to market. As search technology continues to develop, our competitors may be able to offer search results that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

We currently generate our revenue almost entirely from advertising, and the reduction in spending by or loss of advertisers could seriously harm our business.

Advertisers will reduce their advertising expenditures if they perceive that such expenditures do not generate sales leads, and ultimately customers, or if their advertising content is not delivered in an appropriate and effective manner. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns.

8.

The effects of the recent global economic crisis may impact our business, operating results, or financial condition.

The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. For example, current or potential advertisers may delay or decrease spending.  In addition, if consumer spending continues to decrease, this may result in fewer clicks on advertisers’ ads displayed on our web sites. Finally, if the banking system or the financial markets continue to deteriorate or remain volatile, our investments may be impacted and the values and liquidity of our investments could be adversely affected.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced and expect to continue to experience rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results. Our expansion and growth in international markets heightens these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Metadata Retrieval and Acquisition Risks

The biggest barrier to the success of the company’s TriggerWare™ technology is that there is currently no relational metadata that exists on the Internet.  Mikojo must ensure that a critical mass of metadata is created for enough of the Internet to ensure that users will be able to gain value from the search services that TriggerWare™ affords.  The company must create the metadata bases very rapidly and will be utilizing the services of an off-shore organization for such work.  Such organizations may be unreliable and may not produce the desired results.  The company must also maintain the accuracy of the metadata as data sources change.

      Metadata Retrieval and AcquisitionTechnical Risks

In order to function in a viable manner, TriggerWare™ needs to scale up to potentially hundreds of thousands of simultaneous users.  This will require establishment of server infrastructure so that there can be several instances of the TriggerWare™ server handling requests from the different segments of the user community.  While this approach will work with TriggerWare™ as it does with other servers, the ultimate validation of TriggerWare™ in this kind of production mode is yet to be fully tested.

Market Risks

The company will face numerous risks relating to market acceptance of its products and services:

•
Users may refuse to be provide search queries: Engines in the marketplace take it for granted that users will simply refuse to provide search input beyond typing in a few keywords.  Today, there are no search engines that do semantics-based search and the company’s products and services have not been test-marketed.

9.

•
Data providers may prevent use of their data: Since Mikojo separates metadata from data, it is able to use metadata to interpret the data in various URLs.  It is conceivable that if Mikojo is successful on a large scale, data providers could notice that their data is being used in high-volume situations.  Mikojo recognizes that it will need to negotiate advertising and revenue-sharing agreements with data providing entities to continue to operate as the engine that brings semantics to Internet search.  There are no guarantees that this can be accomplished

•	A much larger company may emerge as a competitor before Mikojo fully launches its technology and therefore time is of the essence in rolling out our technology.

Acquisitions could result in operating difficulties, dilution and other harmful consequences.

We do not have a great deal of experience acquiring companies.  We expect to evaluate and enter into discussions regarding a wide array of potential strategic transactions. These transactions could be material to our financial condition and results of operations. The process of integrating an acquired company, business or technology has created, and will continue to create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	Implementation or remediation of controls, procedures and policies at the acquired company.

•	Diversion of management time and focus from operating our business to acquisition integration challenges.

•	Coordination of product, engineering and sales and marketing functions.

•	Transition of operations, users and customers onto our existing platforms.

•	Cultural challenges associated with integrating employees from the acquired company into our organization.

•	Retention of employees from the businesses we acquire.

•	Integration of the acquired company’s accounting, management information, human resource and other administrative systems.

•
Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.

•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties.

•
In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

•	Failure to successfully further develop the acquired technology.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and strategic investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities and harm our business generally.

Future acquisitions or dispositions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize

10.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the Internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations. In addition, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.  We could also face risks associated with our trademarks.

We also seek to maintain certain intellectual property as trade secrets. The secrecy could be compromised by outside parties, or by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

We are, and may in the future be, subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we have grown, the intellectual property rights claims against us have increased. Our products, services and technologies may not be able to withstand any third-party claims and regardless of the merits of the claim, intellectual property claims are often time-consuming and expensive to litigate or settle. In addition, to the extent claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our services or practices that are found to be in violation of another party’s rights.

Privacy concerns relating to our technology could damage our reputation and deter current and potential users from using our products and services.

From time to time, concerns have been expressed about whether our products and services compromise the privacy of users and others. Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results. While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, which could potentially have an adverse effect on our business.

In addition, as nearly all of our products and services are web based, the amount of data we store for our users on our servers (including personal information) has been increasing. Any systems failure or compromise of our security that results in the release of our users’ data could seriously limit the adoption of our products and services as well as harm our reputation and brand and, therefore, our business. We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web based products and services we offer as well as increase the number of countries where we operate.

11.

A variety of new and existing U.S. and foreign laws could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the U.S. and abroad that are costly to comply with, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies. Many of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. The laws that do reference the Internet are being interpreted by the courts, but their applicability and scope remain uncertain. For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims have been threatened and filed under both U.S. and foreign law for defamation, libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by our users, our products and services, or content generated by our users.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks and costs as our products and services are offered in international markets and may be subject to additional regulations.

We are subject to increased regulatory scrutiny that may negatively impact our business.

The growth of our company and our expansion into a variety of new fields implicate a variety of new regulatory issues and may subject us to increased regulatory scrutiny, particularly in the U.S. and Europe. Moreover, our competitors have employed and will likely continue to employ significant resources to shape the legal and regulatory regimes in countries where we have significant operations. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that make our products and services less useful to our users, require us to incur substantial costs, or change our business practices. These changes or increased costs could negatively impact our business.

More individuals are using non-PC devices to access the Internet. If users of these devices do not widely adopt versions of our web search technology, products or operating systems developed for these devices, our business could be adversely affected.

The number of people who access the Internet through devices other than personal computers, including mobile telephones, personal digital assistants (PDAs), smart phones and handheld computers and video game consoles, as well as television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality and memory associated with alternative devices make the use of our products and services through such devices more difficult and the versions of our products and services developed for these devices may not be compelling to users, manufacturers or distributors of alternative devices. Each manufacturer or distributor may establish unique technical standards for its devices, and our products and services may not work or be viewable on these devices as a result. As we have limited experience to date in operating versions of our products and services developed or optimized for users of alternative devices, and as new devices and new platforms are continually being released, it is difficult to predict the problems we may encounter in developing versions of our products and services for use on these alternative devices and we may need to devote significant resources to the creation, support and maintenance of such devices. If we are unable to attract and retain a substantial number of alternative device manufacturers, distributors and users to our products and services or if we are slow to develop products and technologies that are more compatible with non-PC communications devices, we will fail to capture a significant share of an increasingly important portion of the market for online services, which could adversely affect our business.

12.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with the use of our products and services. These applications have in the past attempted, and may in the future attempt, to change our users’ Internet experience, including hijacking queries to our service, altering or replacing search results we provide, or otherwise interfering with our ability to connect with our users. The interference often occurs without disclosure to or consent from users, resulting in a negative experience that users may associate with our products and services. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. In addition, we offer a number of products and services that our users download to their computers or that they rely on to store information and transmit information to others over the Internet. These products and services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user’s computer or in our computer systems and networks. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our products and services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.

Proprietary document formats may limit the effectiveness of our search technology by preventing our technology from accessing the content of documents in such formats, which could limit the effectiveness of our products and services.

A large amount of information on the Internet is provided in proprietary document formats such as Microsoft Word. The providers of the software application used to create these documents could engineer the document format to prevent or interfere with our ability to access the document contents with our search technology. This would mean that the document contents would not be included in our search results even if the contents were directly relevant to a search. The software providers may also seek to require us to pay them royalties in exchange for giving us the ability to search documents in their format. If the software provider also competes with us in the search business, they may give their search technology a preferential ability to search documents in their proprietary format. Any of these results could harm our brand and our operating results.

New technologies could block our ads, which would harm our business.

Technologies have been developed that can block the display of our ads. Most of our revenues are derived from fees paid to us by advertisers in connection with the display of ads on web pages. As a result, ad-blocking technology could adversely affect our operating results.

Index spammers could harm the integrity of our web search results, which could damage our reputation and cause our users to be dissatisfied with our products and services.

There is an ongoing and increasing effort by “index spammers” to develop ways to manipulate our web search results. For example, because our web search technology ranks a web page’s relevance based in part on the importance of the web sites that link to it, people have attempted to link a group of web sites together to manipulate web search results. We take this problem very seriously because providing relevant information to users is critical to our success. If our efforts to combat these and other types of index spamming are unsuccessful, our reputation for delivering relevant information could be diminished. This could result in a decline in user traffic, which would damage our business.

If we were to lose the services of key members of our management team, we may not be able to execute our business strategy.

Our future success depends in a large part upon the continued service of key members of our senior management team, who are critical to the overall management of the company as well as the development of our technology, our culture and our strategic direction. The loss of any of our management or key personnel could seriously harm our business.

13.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel, hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, and certain of our competitors have directly targeted our employees. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We have a short operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful.

Our predecessor in interest, Mikojo (Aust) first derived revenue from our business in 2008, and we have only a short operating history with our business model. As a result, we have only a short operating history to aid in assessing our future prospects. Also, we derive nearly all of our revenues from online advertising, which is an immature industry that has undergone rapid and dramatic changes in its short history. We will encounter risks and difficulties as a company operating in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We may have difficulty scaling and adapting our existing architecture to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of users and advertisers, and cause us to incur expenses to make architectural changes.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computing power we will need. If we do not expand successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline. This could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

We rely on bandwidth providers, data centers and others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could damage our reputation and harm our ability to operate our business.

We rely on vendors, including data center and bandwidth providers in providing products and services to our users. Any disruption in the network access or colocation services provided by these providers or any failure of these providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business. We exercise little control over these vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases to facilitate aspects of our data center and connectivity operations including Internet traffic management services. We expect to experience interruptions and delays in service and availability for such elements. Any errors, failures, interruptions or delays in connection with these technologies and information services could harm our relationship with users, adversely affect our business and expose us to liabilities.

14.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the Internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. These activities may be permitted in the U.S. after recent regulatory changes, including recent decisions by the U.S. Supreme Court and Federal Communications Commission. While interference with access to our popular products and services seems unlikely, such carrier interference could result in a loss of existing users and advertisers and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenue and growth.

Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service, which could reduce our revenues and profits, and damage our brand. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Some of our data centers are located in areas with a high risk of major earthquakes. Our data centers are also subject to break-ins, sabotage and intentional acts of vandalism, and potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers could result in lengthy interruptions in our service.

Our business depends on increasing use of the Internet by users searching for information, advertisers marketing products and services and web sites seeking to earn revenue to support their web content. If the Internet infrastructure does not grow and is not maintained to support these activities, our business will be harmed.

Our success will depend on the continued growth and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continues to increase, or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as our ability to provide our solutions.

We may have exposure to greater than anticipated tax liabilities.

Our future income taxes could be adversely affected by earnings being lower than anticipated in jurisdictions where we have lower statutory tax rates and higher than anticipated in jurisdictions where we have higher statutory tax rates, by changes in the valuation of our deferred tax assets and liabilities, as a result of gains on our foreign exchange hedging program, or changes in tax laws, regulations, accounting principles or interpretations thereof. Our determination of our tax liability is always subject to review by applicable tax authorities. Any adverse outcome of such a review could have a negative effect on our operating results and financial condition. In addition, the determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

15.

Risks Related to Ownership of Our Common Stock

The price of our common stock may be extremely volatile.

        In some future periods, our results of operations may be below the expectations of public market investors, which could negatively affect the market price of our common stock. Furthermore, the stock market in general has experienced extreme price and volume fluctuations in recent years. We believe that, in the future, the market price of our common stock could fluctuate widely due to variations in our performance and operating results or because of any of the following factors:

•	announcements of new services, products, technological innovations, acquisitions or strategic relationships by us or our competitors;
•	trends or conditions in the software, business process outsourcing and Internet markets;
•	changes in market valuations of our competitors; and
•	general political, economic and market conditions.

        In addition, the market prices of securities of software and technology companies, including our own, have been volatile and have experienced fluctuations that have often been unrelated or disproportionate to a specific company's operating performance. As a result, investors may not be able to sell shares of our common stock at or above the price at which an investor purchase paid. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention could be diverted from our business.

Quarterly and annual operating results may fluctuate, which could cause our stock price to be volatile.

        Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular period. You should not rely on our results of operations during any particular period as an indication of our results for any other period. Factors that may adversely affect our periodic results may include the loss of a significant account or accounts.

        Our operating expenses are based in part on our expectations of our future revenues and are partially fixed in the short term. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall.

The significant concentration of ownership of our common stock will limit an investor's ability to influence corporate actions.

        The concentration of ownership of our common stock may limit an investor's ability to influence our corporate actions and have the effect of delaying or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and may affect the market price of our common stock. Certain major stockholders, if they act together, are able to substantially influence all matters requiring stockholder approval, including the election of all directors and approval of significant corporate transactions and amendments to our certificate of incorporation. These stockholders may use their ownership position to approve or take actions that are adverse to interests of other investors or prevent the taking of actions that are inconsistent with their respective interests.

16.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 50,000,000 shares of common stock, $0.01 par value per share, of which, as of July 20, 2009, 27,530,600 shares of common stock were issued and outstanding and 22,469,400 remain unissued. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Further, our Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, $0.01 par value per share. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which convert into large numbers of shares of common stock and consequently lead to further dilution of other shareholders.

We do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently a very limited market for our securities and there can be no assurance that anymore liquid market will ever develop.

There is currently only a very limited trading market for our common stock and there is currently only one market maker quoting our stock on the OTCBB. There can be no assurance as to whether additional market makers will quote our stock or that an orderly market will develop, (if ever) in our common stock.  As a result, we expect that the price at which our stock trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Owing to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. See “Broker-dealers may be discouraged from effecting transactions in our common stock because they are considered a penny stock and are subject to the penny stock rules.”

17.

Our common stock is subject to the Penny Stock Regulations

Our common stock and will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of convertible securities to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Item 2. Management’s Discussion and Analysis or Plan of Operation.

     The following discussion and analysis should be read in conjunction with the financial statements and the notes to those statements included in this 8-K other previous SEC filings. This discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to those discussed below, as well as those discussed elsewhere in this 8-K, including those factors discussed under the heading “Risk Factors.” See “Forward Looking Statements”.

18.

Business of Mikojo.

Mikojo Pty. Ltd., an Australian corporation (“Mikojo (Aust)”), was founded in 2007.  In 2008, Mikojo (Australia) launched a federated Internet search engine and has entered into a Search Distribution Agreement (“SDA”) with InfoSpace Europe Limited (“InfoSpace”) wherein InfoSpace has agreed to permit Mikojo (Aust) to incorporate certain search content and services into Mikojo (Aust)’s website.  InfoSpace is a distributor of Google web content and has certain proprietary metasearch technology that combines the top results from the leading search engines (such as Google and YaHoo).  Pursuant to the terms of the SDA, Mikojo (Aust) utilizes this search technology on its Mikojo.com website and has a revenue sharing agreement with respect to advertising revenues which are developed through its website.  InfoSpace has established long-term advertising distribution contracts with various companies, including Google, Inc. and also has strategic advertising partnerships with MicroSoft, Yahoo, LookSmart and others.

On March 17, 2009, Mikojo (Aust) contributed all of its assets, including but not limited to its rights under the SDA, to Mikojo.  Thereafter, Mikojo began generating cash flows pursuant to the terms of the SDA.  Essentially, by indirectly acting as a distributor of advertising links originated by Google, Mikojo is compensated by InfoSpace based on the revenues it receives from Google calculated based on an “clicks” on such advertising generated through the Mikojo website. Mikojo then, in turn, may provide the click to other third party search engines (for example, YaHoo), for which it would also receive credit toward the generation of additional revenues.

Mikojo’s only current customer is InfoSpace, which client relationship is governed by the SDA.  The SDA has a three-year term expiring on March 1, 2012 and is exclusive for that period.  Mikojo has negotiated certain similar agreements with YaHoo, Inc., Looksmart, Ltd., and others., however, due to the aforementioned exclusivity agreement with InfoSpace, such other agreements will be utilized only if the agreement with InfoSpace is terminated.

LOBIS, Inc., a Delaware corporation (“LOBIS”), was formed in 2008 for the purpose of acquiring certain assets and patented technology from Computing Services Support Solutions, Inc. (“C3S”).  Pursuant to the terms of an Asset and Patent Purchase Agreement (“LOBIS APA”) with C3S, LOBIS agreed to acquire C3S’TriggerWare™ Server and Software (which is covered by US Patent No. 6,629,106 B1), subject to the terms and conditions of that agreement. A more detailed description of the TriggerWare™ software is in Management’s Discussion and Analysis or Plan of Operation, below.  On March 17, 2009, LOBIS contributed all of its assets and Mikojo assumed all of LOBIS’ liabilities, including LOBIS’ rights and responsibilities under the LOBIS APA.  Ownership of the patent for the TriggerWare™ technology remains vested in C3S until certain additional payments are made to C3S pursuant to the terms of the LOBIS APA.

Mikojo’s mission is bring together the Internet distribution contracts owned by Mikojo (Aust) and the rights related to the TriggerWare™ technology owned by LOBIS to develop and provide the best possible search engine user experience on the Internet by revolutionizing Internet search and decision-making and providing users with a simple interface to retrieve decision-enabling, semantics-based information in real-time.

19.

Background of Transaction.

Mikojo Incorporated, a Delaware corporation (“Mikojo”) was formed on February 20, 2009 to enter into asset contribution transactions with Mikojo (Aust) and LOBIS.  On March 2, 2009, Mikojo issued 2,000,000 shares of its common stock par value $0.0001 to its founder, Accelerated Venture Partners, LLC for a total consideration of $200.00.  Pursuant to the terms of a Contribution to Controlled Corporation Agreement between Mikojo and Mikojo (Aust) and LOBIS and separate Common Stock Purchase Agreements between Mikojo and Mikojo (Aust) and LOBIS, respectively (all agreements dated as of March 17, 2009), Mikojo (Aust) and LOBIS agreed to contribute all of their assets to Mikojo Incorporated and Mikojo Incorporated agreed to assume all liabilities of Mikojo (Aust) and LOBIS as consideration for the purchase of an aggregate of 24,000,000 common shares of Mikojo (each party received 12,000,000 common shares), with a stated face value of $0.0001 per share.  These shares were then distributed to the shareholders of Mikojo (Aust) and LOBIS, respectively, on a pro-rata basis.  The principal asset contributed by Mikojo (Aust) was its SDA with InfoSpace, Inc.  The principal asset contributed by LOBIS was its rights pursuant to the LOBIS APA (principally its rights relative to the TriggerWare™ Server and Software).  Subsequently, Mikojo engaged Clifton Gunderson LLP, an independent valuation firm, to perform a valuation engagement and provide conclusions of value and a detailed report to assist Mikojo’s management in the determination of the fair value of the assets being contributed by Mikojo (Aust) into Mikojo pursuant to Statement of Financial Accounting Standards No. 141(R), Business Combinations, (“SFAS 141(R)”), and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) as of March 17, 2009.  Mikojo did not cause an independent analysis to be performed with respect to the assets contributed by LOBIS.

Thereafter, pursuant to the terms of the Merger Agreement, on July 20, 2009 Merger Sub merged with and into Mikojo, with Mikojo remaining as the surviving corporation with the stockholders of Mikojo exchanging all of their stock in Mikojo for a total of 26,000,000 shares of common stock of LG.   Immediately prior to the Merger, certain existing shareholders of LG tendered a total of 29,360,500 shares of LG’s common stock to the company for cancellation, leaving 1,530,600 issued and outstanding LG common shares including 1,000,000 shares of Common Stock which were escrowed pursuant to the promissory notes issued by the Company.  As a result, following the Merger LG had 27,530,000 shares of its common stock issued and outstanding, of which 98% were held by the former shareholders of Mikojo. Following the closing of the Merger, LG’s name will be changed to Mikojo Incorporated  Upon completion of the Merger, we adopted Mikojo’s business plan.

In connection with the merger, Mikojo agreed to pay certain prior shareholders of LG an aggregate of $400,000 for expenses incurred in connection with the merger transaction and cancellation of certain previously outstanding LG shares as detailed above.  In this connection, Mikojo paid a non-refundable fee of $25,000 with the balance due of $375,000 to be paid to such shareholders within 90 days of the closing of the merger and evidenced by a promissory note or notes in favor of such shareholders. Should the $375,000 payment not be made within 120 days of the merger closing, Mikojo agreed to pay a $100,000 penalty increasing the amount due to $475,000. Furthermore if the payment (including penalty) is not paid within 150 days of the merger closing, the noteholder(s) have an option to convert the note(s) pro rata into an aggregate of 1,000,000 shares of he surviving company’s common stock.

Ultimately, it is Mikojo’s plan to develop the commercialization of its TriggerWare software as a pioneering semantics-based search software vehicle, while continuing to generate cash flow from Internet advertising, as further described herein.

Summary Overview

The Opportunity

The Internet has become indispensable to decision making. Search technologies, exemplified by Google, are an integral part of the process of finding data by locating individual web pages that contain specified keywords. Typical search engines in the market are keyword-based and fall well short of being able to capture enough of the structure and meaning of web pages to enhance user decision-making and productivity. Current solutions do not exploit the semantics of web pages and importantly, the results of a search are presented primarily as simply a list of URLs. Users must read the pages in detail to interpret the results, and if a decision requires correlating information from more than one page, the process is manual and tedious.

20.

The Kelsey Group estimates that $45B will be spent on Internet advertising in 2009, growing to $147B by 2012, with the ability to provide a much higher level of targeting relative to offline advertising. Mikojo will focus on those users who use the Web to make real-time, personal or business decisions. The company believes that there is great business potential to provide decision makers a viable technological alternative to move significantly beyond a simple keyword search.

The Solution

Mikojo’s patented TriggerWare™ technology is built on extracting relations (tables) from seemingly unstructured data sources, including web pages, documents, databases, spreadsheets, etc. This is done by creating or supplying “metadata” about each data source. With TriggerWare™, metadata need not be stored with the data source itself. Mikojo’s technology makes it possible to view any collection of arbitrary data sources as a set of tables in a “virtual” relational database. Once a virtual database is defined, one can define queries over the tables in the database.

The TriggerWare™ query language, similar to SQL (Structured Query Language), provides a more semantically-based paradigm for search than a simple keyword search. As queries involve different tables from different web pages, answers to queries require semantic processing of information from different web pages. The company believes that no current search engine can integrate information from multiple web pages in a semantically significant manner. TriggerWare™ provides smart alerts over complex queries, enabling users to see the answer to their queries, and be notified when such information changes.

Competitors

The current state-of-the-art in search engines is the keyword search. Established companies (Google, Yahoo, MSN, etc.) use keyword-based search indexing. Federated search engines aggregate the results of keyword search engines. Newer start-ups (Hakia, PowerSet, Radar Networks, etc.) use either natural language understanding or use OWL/RDF to represent metadata. Vertical search engines license keyword search technology, but are not unique. Mikojo provides relational metadata for web pages where possible, and once accomplished, provides users the ability to formulate search queries and get accurate, semantics-based answers to those queries – not just a list of URLs ordered by relevancy. Domain-specific aggregators (Travelocity, Orbitz, Priceline, Vegas.com, etc.) are web-based applications that aggregate different databases on the backend, whereas TriggerWare™ provides an open-ended query language in which information from small and large providers can be integrated on the fly. Mikojo search queries can therefore combine data from many web pages.

Mikojo’s patented TriggerWare™ technology will enable the first commercially viable realization of the Semantic Web, using relations, rather than objects. Relations are well understood, and relational query languages are in common use, making adoption and acceptance more likely and less expensive.

Raising Additional Capital

The company intends to seek to raise an additional $35 million investment to accomplish the following:

•	Complete development of tools and to extract relational metadata from web pages
•	Launch a large-scale metadata creation and maintenance facility offshore
•	Grow revenues from advertising and federated search for short and medium-term growth
•	Continue development of necessary GUI enhancements to make technology easy to use
•	Launch marketing, sales, and business development efforts to create opportunities for semantics-based search in enterprise search and in vertical search markets
•	Build the Information Technology infrastructure to support our search engine model

21.

here is no guarantee that the company will be able to raise such additional capital or any portion thereof or whether the terms and conditions of raising such capital will be favorable to the company.  It is likely that the raising of any additional capital will result in significant and substantial dilution to current shareholders.

Detailed Overview.

Opportunity & Vision

The Internet has increasingly become the primary source of data for all kinds of users to render decisions.  Further, these decisions usually require the ability to process the data semantically and to correlate such semantic information from different data sources.  The current state of the art in data discovery and information retrieval is the typical Internet search engine, typified by Google and Yahoo.  They are able to perform keyword-based search on single data sources.  Such tools do not provide the kinds of semantic “information” or “knowledge” that one can use to render decisions and get work done that often require integration of multiple data sources or deeper understanding of the semantics of data.

For example, assume an Internet end-user would like to go to Las Vegas using the cheapest mode of transport to browse through homes for sale, and perhaps attend a couple of open houses for homes in the range of $ 500,000 to $ 600,000.  One possible way to do this is to use Google to search for keywords: “open house Las Vegas”, which may return a page that contains a list of properties for sale in the Las Vegas area.  The user might then find the open house schedules for the properties in the appropriate price range, and note down the dates that are convenient.  Then, the user might take those dates and use a travel site to book the tickets to Las Vegas – but travel sites do not typically include bus and train schedules as part of their offering.  As a result, the user may need to separately search the costs for those modes of transport.  Google cannot provide these types of correlation tasks.

Keyword-based search engines work adequately for casual browsing and learning situations.  However, for most purpose-driven users who need to make key personal or business decisions, utilizing current search engines to carry out their tasks can be very tedious.  As illustrated by our example scenario above, the limitations of keyword-based search engines become clear:

•
Lack of Semantics: the keyword-based search engines have excellent indices to compute the set of URLs that contain a set of keywords.  However, they are simply not equipped to handle deeper semantic questions, such as finding the cheapest item, or the youngest person, or comparing two numbers to determine which one is higher or lower, and so on.  Much of the web has structure and deeper semantics.  Treating the entire web as though it is unstructured and cannot represent anything other than as a set of indexed keywords misses a large opportunity to fundamentally alter how people find and manipulate data on the Internet.

•
Ambiguity of User Intent: in order to simplify user interaction, keyword search engines allow the user to enter a few words, and can present results.  Unfortunately, the problem is that words can be ambiguous in terms of conveying user intent.  Trying to infer user intent from such limited inputs often leads to unsatisfactory results.

•
Results are Individual URLs: keyword search engines invariably present search results as a set of individual URLs.  It is up to the user to read through the document for each result URL to interpret its contents semantically.  Moreover, if the deeper question in the user’s mind involves correlation and reasoning between information in different URLs, it is up to the user to do it.  The search engine does not support such reasoning. This leads to the tedium of manual cut and paste between different web pages and also having to click through dozens of irrelevant documents to find the few that are related to the actual question the user has in mind.

22.

General Semantics-Based Search

The flagship product in the proposed Mikojo suite of offerings will be generic Internet-based search over all data sources that are metadata-enabled across many different domains.  This type of search would allow users to construct search criteria that have not already been preconceived into specific applications.  For example, in the previous open-house scenario, an end-user could use this facility to quickly find out how to plan his travel to Las Vegas along with specific open house events to attend while in Las Vegas. Generic search using TriggerWare’s query relational query language provides complete flexibility in specifying search criteria.  However, there will be some research and development required to provide an appropriate interface (GUI) to simplify specification of the search criteria in Mikojo’s query language. The interface would eliminate some of the burdens placed on users to define complex queries.  Mikojo intends to develop wizards and interview-oriented interactions to allow typical search users in creating their own queries.

In order for this kind of generic search to be powerful, the TriggerWare™ engine needs metadata for the different data sources of interest in different domains.  Guidance for interesting domains will come from Mikojo’s existing advertising technology base, which provides raw traffic data on the kinds of information that users are targeting.

Enterprise Applications

The Mikojo technology will be particularly useful within enterprise Intranets in integrating their data to deliver semantically powerful search services to the authorized people within the enterprise.  Note that this does not require any special new technology.  Rather than use random web pages as the data sources for Mikojo, this version of the engine will use internal documents.  Note that the documents may be heterogeneous in nature (including text documents, spreadsheets, databases, etc.).  Many organizations are already embarked on a metadata specification initiative.  We believe that specifying relational descriptions of data sources can be incorporated into the structure of these ongoing metadata specification efforts.
Security is an important feature of the Enterprise Application.

Vertical Internet Applications

Mikojo believes that there are several lucrative applications that can be constructed from the TriggerWare™ search technology.  These applications target specific “verticals” where there are large commercial opportunities.  The core technology here is the same as the other products described thus far.  The vertical applications are tailored with well-designed GUIs to simplify the user’s experience even further by insulating users from the complexities of defining the search query.

Trip Planner

The Trip Planner is a specific application of the Mikojo technology in the travel and entertainment domain.  This application will be allow consumers to plan their travel itineraries (involving transport, lodging, and entertainment options) all in one.  The data for each of these aspects is currently in different repositories managed (in different ways) by different entities.  The Trip Planner will provide facilities for users to seamlessly plan their itineraries without having to deal with the painfully tedious problem manual integration of dates and costs for various components of their travel and entertainment itineraries.  The application will support various common scenarios:

•	Amanda is planning a business trip to Dallas, and would like to explore travel, lodging, and entertainment options to construct an integrated itinerary that optimizes use of her time while in Dallas;

•
Bill knows his 10th wedding anniversary is coming up, and would like to surprise his wife by taking her to see Elton John perform in Las Vegas on the date of the anniversary.  He  needs to find the most affordable overall trip that includes this concert without having to go to multiple web sites.

23.

Comparison Shopper

The Mikojo Comparison Shopper allows consumers to conduct semantically-based searches over multiple vendors for different products and commodities prior to making a purchase.  The Comparison Shopper site is designed to be a “must visit” Internet destination for anyone planning any kind of purchase online.  Scenarios supported would include:

•
Charles is planning to buy a HD TV, and has been researching it for a month.  He knows exactly the specs for the TV he wants, but does not know which vendor will give him the best deal on a combination of TV, shipping, and 5-year warranty.

•
Diana forgot about her nephew’s birthday.  She knows the kid would love a WII game, but she discovers it is not easy to find a WII vendor.  She would like to find a WII vendor that will ship her the WII game as rapidly as possible.  She is not too concerned about price.

Social Networking

Mikojo management believes that, given the explosive growth in social networks like Facebook and Twitter, and professional networks such as LinkedIn, there will be potentially lucrative applications of semantics-based search in this universe.  As people rely upon these informal networks to carry out more activities, a need will arise to apply to search for more complex conditions within the social network universe or to automate specific parts of processing based on what happens in a social network.  TriggerWare™ search tools can brings semantics and automated event-triggered processing to the relatively unstructured social networks.

Mikojo will dedicate business development and marketing resources to exploring opportunities to deploy innovative, semantics-based applications within the social networking world.

Personal Search Assistant

The Personal Search Assistant will be a downloadable version of the Mikojo engine designed to work with the documents on one’s own disk.  There are two primary functions that the Personal Search Assistant can perform:

•	Local Search Services: in this category, the user can search the local disk for semantically-based search criteria, expressed as a query

•
Alert Support:  Alerts are computationally intensive to support because one needs to store in memory prior answers to questions in order to support alerts to changes in the answer to a question.  The user can utilize his own Personal Search Assistant to handle the computations necessary to perform alerts, rather than the central MIKOJO server.

The Personal Search Assistant will initially be distributed for the Windows platform.  Subsequent versions will be devised for the UNIX and Macintosh platforms.

Market Strategy

Mikojo currently generates revenues from its SDA with InfoSpace.  Mikojo’s business strategy is to use the net income from this revenue stream and additional outside capital to fund the activities necessary to create the infrastructure to deploy the products and services utilizing the TriggerWare™ software.  Developing the next generation search technologies and services in this manner supports Mikojo’s goal of achieving long-term competitiveness in the search market, rather than relying solely on its advertising revenues.

24.

Target Markets

The target markets for the Mikojo technologies are:

•	General semantics-based search engine: targets all Internet users who are driven by the need to render decisions. This technology will be monetized by advertising revenues.

•	Enterprise Applications: Large organizations that have a need to deploy advanced search applications within their corporate Intranets.

•	Vertical Applications: Trip Planner, Comparison Shopper, Social Networking and the like

•
Personal Search Assistant: This product would be made available to any user interested in downloading it.  Once TriggerWare™ becomes a pervasive semantics-based search platform, this mode of deploying TriggerWare™ will accelerate market penetration and branding.

     Critical Accounting Policies and Estimates

     The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. Currently, our only estimate is that of depreciation expense. We base our estimates on historical experience and on other assumptions that we believes to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      Going Concern

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended June 30, 2008, relative to our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations. We will need to raise additional investment capital to fund our operations beyond that date and until we can operate on a cash flow positive basis. There is no guarantee that we will be able to obtain such additional funding or that any funding will be offered on terms and conditions which are acceptable to us.

     Fair Values of Financial Instruments

     At March 31, 2009, fair values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate their carrying amount due to the short period of time to maturity.

     Property and equipment

     We record property and equipment at cost and calculate depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be three years. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized. The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statements of operations.

25.

     Stock-based compensation

     As of January 1, 2006, SFAS No. 123R, Share-Based Payment, became effective for all companies and addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. We have never implemented a stock option plan nor have we ever issued stock in lieu of compensation to anyone. As such, this pronouncement has no impact on these financial statements but its provisions will apply to the extent we engage in such activities in the future.

Results of Operations

Nine Months Ended March 31, 2009

     Sales for the nine months ended March 31, 2009 were $1,740,449.  There are no comparable amounts for any prior periods.  Our costs of sales were $1,608,552, netting a gross profit of $131,897.  Operating expenses (all comprising general and administrative expenses) were $215,706 and our net loss before taxes for the period was $1,423,960.  This amount includes a one-time, non-cash expense due to the write-down of the value of certain contract rights related to the Trigger Ware intellectual property in the amount of $1,250,000.  Interest expense for the nine months ended March 31, 2009 was approximately $1,750.

Year Ended June 30, 2008

Sales for the year ended June 30, 2008 were $1,199,116.  There are no comparable amounts for any prior periods.  Our costs of sales were $929,511, netting a gross profit of $269,605.  Operating expenses (all comprising general and administrative expenses) were $300,296 and our net loss before taxes for the period was $31,094.  Interest expense for the year ended June 30, 2008 was approximately $400.

Liquidity and Capital Resources

Our need for funds will increase from period to period as we increase the scope of our development, marketing, and operating activities. From inception through June 30, 2009, we have funded this need through operating profit and shareholder advances.  The company intends to seek to raise an additional $35 million investment to accomplish the following:

•	Complete development of tools and to extract relational metadata from web pages

•	Launch a large-scale metadata creation and maintenance facility offshore

•	Grow revenues from advertising and federated search for short and medium-term growth

•	Continue development of necessary GUI enhancements to make technology easy to use

•	Launch marketing, sales, and business development efforts to create opportunities for semantics-based search in enterprise search and in vertical search markets

There is no guarantee that the company will be able to raise such additional capital or any portion thereof or whether the terms and conditions of raising such capital will be favorable to the company.  It is likely that the raising of any additional capital will result in significant and substantial dilution to current shareholders.

26.

Item 3. Description of Property.

     The Company currently utilizes a small office space provided by a shareholder in Foster City, California on a rent-free basis.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information with respect to beneficial ownership of our common stock, as of July 1, 2009 and after giving effect to the Merger by:

•	each beneficial owner of 5% or more of the currently outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

    In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 1, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

27.

     Each stockholder’s percentage ownership is based on 27,530,600 shares of our common stock outstanding as of July 20, 2009.

	Amount and Nature of Beneficial
	Ownership
		Notes Convertible
		and Options and
		Warrants
		Exercisable Within
Name of Beneficial Owner	Shares	60 Days	Percent of Class
Holders of More than 5%

Accelerated Venture Partners LLC (1) 1840 Gateway Dr. Suite 200 Foster City, CA 94404	10,880,816	0	39.52%

Computing Services Support Solutions, Inc. 5777 W. Century Blvd., Suite 1185 Los Angeles, CA 90045	2,663,016	0	9.67%
Daniel Benton Unit 7/16 Markeri Street Mermaid Beach, QLD, Australia 4218	900,000	0	3.27%
Adam John Nettlefold Unit 7/16 Markeri Street Mermaid Beach, QLD, Australia 4218	5,634,000	0	20.46%

Directors and Executive Officers
James Cates, President, Secretary, CEO 550 Moreland Way, # 1210 Santa Clara, CA 95054	756,168	0	2.75%

Timothy Neher, Treasurer, CFO (1) 1840 Gateway Dr. Suite 200 Foster City, CA 94404	10,880,816	0	39.52%

Adam John Nettlefold, COO
Unit 7/16 Markeri Street Mermaid Beach, QLD, Australia 4218	5,634,000	0	20.46%

Dr. K. Narayanaswamy, CTO (2)		0
5777 W. Century Blvd., Suite 1185 Los Angeles, CA 90045	2,663,016		9.67%

All executive officers and directors as a group (4 persons)	20,077,832	0	72.93%

__________________

(1)	Timothy Neher is the principal of Accelerated Venture Partners LLC

(2)	Dr. K. Narayanaswamy is the principal of Computing Services Support Solutions, Inc.

28.

Item 5. Directors, Executive Officers, Promoters and Control Persons.

     Our senior management is composed of experienced individuals with significant management experience. As of July 20, 2009, our executive officers, and directors were:

Name	Age	Position

James E, Cates	63	President, Chief Executive Officer, Secretary, Director
Adam Nettlefold	26	Chief Operating Officer, Director
Timothy Neher	43	Chief Financial Officer, Treasurer, Director
Daniel Benton	34	Director
Dr. K. Narayanaswamy	53	Chief Technology Officer

The biographies of each of our executive officers and directors are as follows:

Jim E. Cates

Jim Cates has been President and Chief Executive Officer, Secretary and a Director of Mikojo, Inc. since 2009.  He has a 30-year career as a high-level executive in software technology companies.  He has a track record of successfully leading large and small software companies in fulfilling their technology and business missions, and aligning business needs with technology investments.  He holds an M.S. Degree in Computer Science from Ohio State University, and is the co-author of two books: "Climbing the Ladder of Business Intelligence" and "CIO Wisdom".  He has worked at key executive positions in some of America's best-known technology companies, including IBM, Silicon Graphics, Synopsys, and Altera.  At IBM 1971 to 1992, he managed many development projects in the areas of high-level languages, Data Dictionaries and Data Base Systems including the first release of DB2 with SQL. He was responsible for defining the IT strategic direction, architecture strategy, and technology utilization strategy for IBM United States Marketing Division at Silicon Graphics from 1992 to 1994, he was responsible for defining and implementing World Wide Information System strategy, with oversight over fourteen decentralized Business Units.  At Synopsys from 1994 to 1998, he was VP, CIO and Chief Quality Officer, with responsibilities for strategy, budget, and implementation of Worldwide Information Management.  At Altera from 4/2005 to 4/2008, he was VP/ CIO with responsibilities for strategy, budget and implementation of Worldwide Information Management.

Adam Nettlefold

Adam Nettlefold has been Chief Operating Officer and a Director of Mikojo, Inc. since 2009.  He holds a degree in Commerce/Law from Deakin University, Melbourne, Australia and holds a Diploma of Commerce from Melbourne Institute of Business & Technology. Adam founded Mikojo (Aust) in 2007 and grew the company to profitability in less than 12 months. He also co-founded Ikojo.com, an Online Advertising Network start-up. Prior to that he was employed by Google Australia from 2003 to 2005.

Timothy J.Neher

Timothy J. Neher has been Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. since 2009.  Mr. Neher is the founding partner of Accelerated Venture Partners, a venture capital firm based in Foster City, California, and has over 10 years of experience an a merchant banker in connection with the provision of debt and equity financing, mergers and public offering transactions.

Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and CEO of Wherify Wireless, a private to public company from 1999 to 2007.  Other past experience includes roles as VP of Marketing & Sales for CTH Consumer Plastics and VP of Operations for Windy City Product Development.

29.

Daniel Benton

Daniel Benton has been a director of Mikojo Incorporated since 2009.  He completed a Bachelor of Applied Science Biochemistry Swinburne University, Melbourne Australia in 1999.  Immediately thereafter, he moved to Dubai, United Arab Emirates where he worked in the Microbiology Laboratory in the Dubai Equine Hospital and for the Central Veterinary Research Laboratories in Dubai.  In 2004, Mr. Benton returned to Australia and established Benteq Pty Ltd an equine product distribution company.   In July 2008, he joined Mikojo Pty Ltd as head of sales and marketing.

Dr. K. Narayanaswamy

Dr. K. Narayanaswamy has been CTO of Mikojo Inc. since 2009. He completed a PhD in Computer Science from University of Southern California; Swamy has headed up numerous R&D and advanced technology projects.  He has performed leading edge research for projects sponsored by the Defense Advanced Research Projects Agency (DARPA), National Science Foundation (NSF), and the Intelligence Community.  He was one of technical leads behind the development of the TriggerWare™ technology.

    The Board of Directors currently does not have any committees. Following the completion of the Merger and the Financing, we intend to establish audit and compensation committees and such other committees as determined advisable by our Board0

Item 6. Executive Compensation

     As of June 30, 2009, the Company has paid no compensation to any executive of the Company
Employment Agreements.

1)
On September 23, 2008, LOBIS entered into an employment agreement with James Cates to act as the company’s Chief Executive Officer for an “at will” term at a base salary of $350,000 per year, commencing the completion of the company’s first financing.  LOBIS also agreed that senior management of the company would recommend to the company’s board of directors that the company options to Mr. Cates to purchase up to 2,000,000 shares of the company’s common stock pursuant to the terms detailed in the employment agreement.  LOBIS’ obligations under this employment agreement have been assumed by the Company.

2)
On October 6, 2008, LOBIS entered into an employment agreement with Dr. K. Narayanaswamy to act as the company’s Chief Technology Officer for an “at will” term at a base salary of $250,000 per year, commencing the completion of the company’s first financing.  LOBIS also agreed that senior management of the company would recommend to the company’s board of directors that the company options to Dr. Narayanaswamy to purchase up to 1,000,000 shares of the company’s common stock pursuant to the terms detailed in the employment agreement. LOBIS’ obligations under this employment agreement have been assumed by the Company.

3)
On October 6, 2008, LOBIS entered into an employment agreement with Dr. Donald Cohen to act as the company’s Chief Scientist for an “at will” term at a base salary of $250,000 per year, commencing the completion of the company’s first financing.  LOBIS also agreed that senior management of the company would recommend to the company’s board of directors that the company options to Dr. Cohen to purchase up to 1,000,000 shares of the company’s common stock pursuant to the terms detailed in the employment agreement. LOBIS’ obligations under this employment agreement have been assumed by the Company.

30.

DIRECTOR COMPENSATION

     The following table sets forth Director compensation for the fiscal year ending December 31, 2008.

Non-
	Fees			Equity	Nonqualified
	Earned or			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
	Cash	Awards	Awards	Comp.	Earnings	Compensation
Name	($)	($)	($)	($)	($)	($)(1)	Total ($)
James Cates	—	—	—	—	—	---	---
Adam Nettlefold	—	—	—	—	—	—	—
Daniel Benton	—	—	—	—	—	—	—
Timothy Neher	—	—	—	—	—	—	—

Item 7. Certain Relationships and Related Transactions, and Director Independence.

1)
Effective September 22, 2008, LOBIS entered into a Consulting Services Agreement with Accelerated Venture Partners LLC, a company controlled by Timothy J. Neher.  The agreement requires AVP to provide LOBIS with certain financial advisory services in consideration of cash compensation at a rate of $65,000 per month.  The payment of such compensation is subject to the company’s achievement of certain designated milestones detailed in the agreement and a company option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.  This agreement has been assumed by the Company.

2)
Effective February 12, 2009, Mikojo (Aust) entered into a Consulting Services Agreement with Accelerated Venture Partners LLC, a company controlled by Timothy J. Neher.  The agreement requires AVP to provide Mikojo (Aust) with certain financial advisory services in consideration of (a) an option granted by the company to AVP to purchase up to ten percent of the company at a price of $0.0001 per share subject to a repurchase option granted to the company to repurchase the shares in the event the company fails to complete funding as detailed in the agreement and (b) cash compensation at a rate of $150,000 per month (not to exceed $3,000,000 in the aggregate).  The payment of such compensation is subject to the company’s achievement of certain designated milestones detailed in the agreement and a company option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.  This agreement has been assumed by the Company.

3)
Effective September 22, 2008, LOBIS entered into a Consulting Services Agreement with James Cates.  The agreement requires Mr. Cates to provide LOBIS with certain financial advisory services in (a) an option granted by the company to Mr. Cates to purchase 3,000,000 shares of the company’s common stock at the then fair market value ($0.0001 at the time), subject to a repurchase option granted to the company to repurchase 2,000,000 of the shares in the event the agreement is terminated for any reason and (b) cash compensation at a rate of $250.00 per hour, not to exceed $30,000 per month.  This agreement has been assumed by the Company.

Item 8. Description of Securities.

     We currently have authorized capital of 51,000,000 shares, of which 50,000,000 are designated as common stock, par value $0.001 per share (the “Common Stock”), and 1,000,000 shares are preferred stock, par value $0.001 per share (the “Preferred Stock”), none of which is currently designated. Following completion of the Merger, the Company has outstanding 27,530,600 shares of Common Stock and no shares of Preferred Stock, including 1,000,000 shares of Common Stock which were escrowed pursuant to the promissory notes issued by the Company.

31.

Common Stock

     Holders of shares of our Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. Our Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Preferred Stock

None designated or issued.

PART II

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

Holders

As of July 20, 2009, there were approximately 75 record holders of our common stock and there were 27,530,600 shares of our common stock outstanding including 1,000,000 shares of Common Stock which were escrowed pursuant to the promissory notes issued by the Company.

Market Information

Our shares of common stock are quoted on the Over-the-Counter Bulletin Board under the trading symbol LGHG. The shares became trading September, 2008 but there is no extensive history of trading.

Dividends

We have never declared or paid any dividends nor do we have any intent to do so in the foreseeable future.

Item 2. Legal Proceedings.

     We are not currently a party to any legal proceedings. From time to time, we may be involved in legal proceedings and claims arising out of the ordinary course of business.

Item 4. Recent Sales of Unregistered Securities.

On March 2, 2009, Mikojo issued 2,000,000 shares of its common stock par value $0.0001 to its founder, Accelerated Venture Partners, LLC for a total consideration of $200.00.

In connection with the Merger transaction between the Company and Mikojo, on July 20, 2009, the Company issued the following shares of its common stock to the former shareholders of Mikojo and their designees:

32.

Jim Cates	756,168
Computing Services Support Solutions, Inc.	2,663,016
Accelerated Venture Partners LLC	10,810816
Adam Nettlefold	5,634,000
Daniel Benton	900,000
Paul Nettlefold	900,000
Frank Nick Cuda	900,000
Dennis Nettlefold	900,000
Timothy Stakemire	450,000
Charles Du Mee	500,000
Jessica Mary Mannens	450,000
Matthew J. Neher	100,000
Richard Garcia	100,000
Judith Neher-Foster	100,000
Robert Nettelfold	558,000
Vivian Schofield	100,000
Linda Nettlefold	108,000

Total	26,000,000

Item 5. Indemnification of Directors and Officers.

     Our Certificate of Incorporation, as amended, and by-laws provide that we shall, to the fullest extent permitted by applicable Colorado law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Colorado law authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

     Reference is made to the filings by LG Holding Corporation., for its financial statements. The financial statements of Mikojo Incorporated are in Exhibit 99.1.

33.

PART III

Item 3.02 Unregistered Sales of Equity Securities

Item 4. Recent Sales of Unregistered Securities.

On March 2, 2009, Mikojo issued 2,000,000 shares of its common stock par value $0.0001 to its founder, Accelerated Venture Partners, LLC for a total consideration of $200.00.

In connection with the Merger transaction between the Company and Mikojo, on [date], the Company issued the following shares of its common stock to the former shareholders of Mikojo and their designees:

Jim Cates	756,168
Computing Services Support Solutions, Inc.	2,663,016
Accelerated Venture Partners LLC	10,810,816
Adam Nettlefold	5,634,000
Daniel Benton	900,000
Paul Nettlefold	900,000
Frank Nick Cuda	900,000
Dennis Nettlefold	900,000
Timothy Stakemire	450,000
Charles Du Mee	500,000
Jessica Mary Mannens	450,000
Matthew J. Neher	100,000
Richard Garcia	100,000
Judith Neher-Foster	100,000
Robert Nettelfold	558,000
Vivian Schofield	100,000
Linda Nettlefold	108,000

Total	26,000,000

Item 5.01 Changes in Control of Registrant

     The disclosures set forth in “Item 1.01 Entry into a Material Definitive Agreement” and “Item 2.01 Completion of Acquisition of Disposition of Assets” above are hereby incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     Pursuant to the terms of the Merger Agreement, the Company accepted the resignation of the current officers and directors of the Company and agreed to cause the James E. Cates to be elected to the Company’s Board of Directors with immediate effect.  The resignations of Allan Reeh and Jay Dee Wright as directors of the Company were delayed and will become effective on the 10th day following the mailing of a Schedule 14(f) Information Statement to the stockholders of the Company and the filing of same with the Securities and Exchange Commission (the “Effective Date”).  Further, it was agreed that Adam Nettlefold, Timothy Neher and Daniel Benton would be appointed as additional directors of the Company as of the Effective Date,

Please refer to Item 6, above, with respect to certain employment and compensation arrangements with certain of the aforementioned officers.

34.

See Item 5 of Item 2.01 of this Form 8-K for information concerning the background of the officers and directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

     The Company intends to file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Colorado pursuant to which LG Holding Corporation will change its corporate name to “Mikojo Incorporated”.

Item 9.01 Financial Statements and Exhibits.

(a) As a result of the Merger described in Item 2.01, the registrant is filing Mikojo’s audited financial information for the period ended June 30, 2008 and unaudited financial statements for the nine-month period ended March 31, 2009 as Exhibit 99.2 to this current report.

(b) Pro forma financial information has not been included, as it would not be materially different from the financial information of Mikojo as referenced above.

35.

(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

2.1	Agreement of Merger and Plan of Reorganization among LG Holding Corporation, LG Acquisition Corp.and Mikojo Incorporated

3.1	LG Holding Corporation Certificate of Incorporation (filed with the Registrant's Registration Statement on October 10, 2007, and incorporated herein by reference).

3.2	Statement of Merger filed with the Colorado Secretary of State.

3.3	Bylaws (filed with the Registrant's Registration Statement on October 10, 2007, and incorporated hereinby reference).

10.1*	Mikojo Incorporated—Contribution to Controlled Corporation Agreement dated March 17, 2009 by and between LOBIS, Inc., Mikojo Pty. Ltd and Mikojo Incorporated.

10.2*	Mikojo Incorporated—Common Stock Purchase Agreement dated March 17, 2009 by and between Mikojo Incorporated and Mikojo Pty. Ltd.

10.3*	Mikojo Incorporated—Common Stock Purchase Agreement dated March 17, 2009 by and between Mikojo Incorporated and LOBIS, Inc.

10..4*	LOBIS, Inc.—Offer of Employment to James E. Cates dated September 23, 2008

10..5*	LOBIS, Inc.—Offer of Employment to Dr. K. Narayanaswami dated October 6, 2008.

10..6*	LOBIS, Inc.—Offer of Employment to Dr. Don Cohen dated October 6, 2008.

10.7*	Asset and Patent Purchase Agreement dated September 22, 2008 by and between LOBIS, Inc. and Computing Services Support Solutions, Inc.

10.8*	Consulting Services Agreement dated February 12, 2009 by and between Mikojo Pty. Ltd. and Accelerated Venture Partners LLC.

10.9*	Consulting Services Agreement dated February 12, 2009 by and between LOBIS, Inc. and Accelerated Venture Partners LLC.

10.10*	Indemnification Agreement dated July 20, 2009 by and between LG Holding Corporation and Allan Reeh.

10.11*	Escrow Agreement dated July 20, 2009 by and between Robert L. B. Diener, LG Holdings Corporation, Michael Underwood, Allan Reeh and Keith Koch

23.2	Letter from Paritz & Co.

99.1	Financial Statements for Mikojo Incorporated for the period ended June 30, 2008 (audited and for the nine month period ended March 31, 2009 (unaudited).

* To be filed by amendment

36.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LG HOLDING CORPORATION

By:	/S/ James Cates
Name:	James Cates
Title:	President

Dated:	July 23, 2009

37.

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

2.1	Agreement of Merger and Plan of Reorganization among LG Holding Corporation, LG Acquisition Corp.and Mikojo Incorporated

3.1	LG Holding Corporation Certificate of Incorporation (filed with the Registrant's Registration Statement on October 10, 2007, and incorporated herein by reference).

3.2	Statement of Merger filed with the Colorado Secretary of State.

3.3	Bylaws (filed with the Registrant's Registration Statement on October 10, 2007, and incorporated hereinby reference).

10.1*	Mikojo Incorporated—Contribution to Controlled Corporation Agreement dated March 17, 2009 by and between LOBIS, Inc., Mikojo Pty. Ltd and Mikojo Incorporated.

10.2*	Mikojo Incorporated—Common Stock Purchase Agreement dated March 17, 2009 by and between Mikojo Incorporated and Mikojo Pty. Ltd.

10.3*	Mikojo Incorporated—Common Stock Purchase Agreement dated March 17, 2009 by and between Mikojo Incorporated and LOBIS, Inc.

10.4*	LOBIS, Inc.—Offer of Employment to James E. Cates dated September 23, 2008

10..5*	LOBIS, Inc.—Offer of Employment to Dr. K. Narayanaswami dated October 6, 2008.

10.6*	LOBIS, Inc.—Offer of Employment to Dr. Don Cohen dated October 6, 2008.

10.7*	Asset and Patent Purchase Agreement dated September 22, 2008 by and between LOBIS, Inc. and Computing Services Support Solutions, Inc.

10.8*	Consulting Services Agreement dated February 12, 2009 by and between Mikojo Pty. Ltd. and Accelerated Venture Partners LLC.

10.9*	Consulting Services Agreement dated February 12, 2009 by and between LOBIS, Inc. and Accelerated Venture Partners LLC.

10.10*	Indemnification Agreement dated July 20, 2009 by and between LG Holding Corporation and Allan Reeh.

10.11*	Escrow Agreement dated July 20, 2009 by and between Robert L. B. Diener, LG Holdings Corporation, Michael Underwood, Allan Reeh and Keith Koch

23.2	Letter from Paritz & Co.

99.1	Financial Statements for Mikojo Incorporated for the period ended June 30, 2008 (audited and for the nine month period ended March 31, 2009 (unaudited).

* To be filed by amendment

38.